Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Henry Cuellar
Secretary of State

Office of the Secretary of State

CERTIFICATE OF RESERVATION OF CORPORATE NAME OF

REACH MEDIA, INC.

The undersigned, as Secretary of State of Texas, hereby certifies that the above corporate name has been reserved in this office pursuant to the provisions of Article 2.06 of the Texas Business Corporation Act for the exclusive use of

Royce B West
400 South Zang Blvd #600, , Dallas, TX, 75208

for a period of one hundred twenty days after the date hereof.

This corporate name reservation does not authorize the use of a name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated: 09/12/2001

Henry Cuellar
Secretary of State

Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Geoffrey S. Connor
Assistant Secretary of State

Office of the Secretary of State

CERTIFICATE OF INCORPORATION
OF

REACH Media, Inc.
Filing Number: 800027182

The undersigned, as Secretary of State of Texas, hereby certifies that Articles of Incorporation for the above named corporation have been received in this office and have been found to conform to law.

Accordingly, the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Incorporation.

Issuance of this Certificate of Incorporation does not authorize the use of a name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated: 11/13/2001

Effective: 11/13/2001

Geoffrey S. Connor
Assistant Secretary of State

ARTICLES OF INCORPORATION

OF

REACH MEDIA, INC.

ARTICLE I

The name of the corporation is REACH Media, Inc..

ARTICLE II

The corporation shall have perpetual existence.

ARTICLE III

The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE IV

The aggregate number of shares of capital stock that the corporation shall have authority to issue is 30,000,000, of which (1) 25,000,000 shares shall be common stock, par value $.0001 per share; and (2) 5,000,000 shares shall be preferred stock, par value $1.00 per share. Unless specifically provided otherwise herein, the holders of such shares shall be entitled to one vote for each share held in any shareholder vote in which any of such holders is entitled to participate.

The board of directors may establish one or more series of unissued shares of any class of capital stock by fixing and determining the designation and preferences, limitations and relative rights, including voting rights, of the shares of any series so established and may increase or decrease the number of shares within each such series; provided, however, that the board of directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued.

ARTICLE V

The preemptive right of any shareholder of the corporation to acquire additional, unissued or treasury shares of the corporation, or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares of the corporation, is hereby denied; provided, however, that nothing herein shall preclude the corporation from granting preemptive rights by contract or agreement to any person, corporation or other entity. Cumulative voting by the shareholders of the corporation at any election of directors of the corporation is hereby prohibited.

ARTICLE VI

The street address of the initial registered office of the corporation is 13760 Noel Road, Suite 450, Dallas, Texas 75240 and the name of its initial registered agent at such address is Tom Joyner.

ARTICLE VII

The name and address of the incorporator is as follows:

Name	Address
Royce B. West	400 S. Zang, Suite 600 Dallas, Texas 75208

ARTICLE VIII

To the fullest extent permitted by any applicable law, as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director. Any repeal or amendment of this Article VIII by the shareholders of the corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any limitation on the personal liability of any director of the corporation at the time of such repeal or amendment.

ARTICLE IX

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding (whether or not by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, employee benefit plan, other enterprise, or other entity, against all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including attorneys' fees and court costs) actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by any applicable law, and such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to this Article IX. The right to indemnification under this Article IX shall be a contract right and shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any repeal or amendment of this Article IX by the shareholders of the corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely

affect the indemnification of any person who may be indemnified at the time of such repeal or amendment.

ARTICLE X

An otherwise valid contract or other transaction between the corporation and any other corporation and otherwise valid acts of the corporation with relation to any other corporation shall, in the absence of fraud, be valid notwithstanding whether any one or more of the directors or officers of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director or officer of the corporation individually, or any firm or association of which any director or officer may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that such person individually or as a member of such firm or association is such a party or is so interested shall be disclosed or shall have been known to the board of directors or a majority of such members thereof as shall be present at any meeting of the board of directors at which action upon any such contract or transaction shall be taken; and any director of the corporation who is also a director or officer of such other corporation or who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the board of directors during which any such contract or transaction shall be authorized and may vote thereat to authorize any such contract or transaction, with like force and effect as if such person were not such a director or officer of such other corporation or not so interested. Any director of the corporation may vote upon any contract or any other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that such person is also a director or officer of such subsidiary or affiliated corporation.

Any contract, transaction, act of the corporation or of the directors, which shall be ratified at any annual meeting of the shareholders of the corporation, or at any special meeting of the shareholders of the corporation, or at any special meeting called for such purpose, shall, insofar as permitted by law, be as valid and as binding as though ratified by every shareholder of the corporation; provided, however, that any failure of the shareholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

Subject to any express agreement that may from time to time be in effect, any shareholder, director or officer of the corporation may carry on and conduct in his or her own right and for his or her own personal account, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director or shareholder of any corporation, or as a participant in any syndicate, pool, trust or association, any business that competes with the business of the corporation and shall be free in all such capacities to make investments in any kind of property in which the corporation may make investments.

ARTICLE XI

The number of directors constituting the initial board of directors is one, and the name and address of the person who is to serve as a director until the first annual meeting of shareholders or until their successors are duly elected and qualified, are as follows:

Name	Address
Tom Joyner	13760 Noel Road, Suite 450 Dallas, Texas 75240

ARTICLE XII

Any action that would otherwise be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

ARTICLE XIII

With respect to any matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Corporation Act, the act of the shareholders on that matter shall be the affirmative vote of the holders of more than fifty percent of the outstanding shares entitled to vote thereon, rather than the affirmative vote otherwise required by the Texas Business Corporation Act. With respect to any matter for which the affirmative vote of the holders of a specified portion of the shares of any class or series is required by the Texas Business Corporation Act, the act of the holders of shares of that class or series on that matter shall be the affirmative vote of the holders of more than fifty percent of the outstanding shares of that class or series, rather than the affirmative vote of the holders of shares of that class or series otherwise required by the Texas Business Corporation Act. Without limiting the generality of the foregoing, the provisions of this Article XIII shall be applicable to any required shareholder authorization or approval of any amendment to the articles of incorporation, any plan of merger, share exchange or reorganization involving the corporation, any sale, lease, exchange or disposition of all, or substantially all, the property and assets of the corporation and any voluntary dissolution of the corporation.

ARTICLE XIV

The corporation will not commence business until it has received for the issuance of its shares of capital stock consideration of the value of at least $1,000.

ARTICLE XV

Election of directors need not be by written ballot. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as otherwise provided by law. In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to adopt the initial bylaws of the corporation, to amend or repeal the bylaws or to adopt new bylaws, subject to any limitations that may be contained in such bylaws.

[Signature page follows]

IN WITNESS WHEREOF, the Incorporator has caused these Articles of Incorporation to be duly executed as of November 12, 2001.

Royce B. West, Incorporator

Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Gwyn Shea
Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING
OF

REACH Media, Inc.
Filing Number: 800027182

The undersigned, as Secretary of State of Texas, hereby certifies that the statement of change of registered agent/office for the above named entity has been received in this office and has been found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law hereby issues this Certificate of Filing.

Dated: 05/09/2003

Effective: 05/09/2003

Gwyn Shea
Secretary of State

Office of the Secretary of State
Corporations Section
P.O. Box 13697
Austin, Texas 78711-3697

FILED
In the Office of the
Secretary of State of Texas

MAY 09 2003

Corporations Section

STATEMENT OF CHANGE OF ADDRESS OF REGISTERED AGENT

1. The name of the entity represented is REACH MEDIA INC

   The entity's file number is 0800027182

2. The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the secretary of state.)
   13760 NOEL ROAD, SUITE 450, DALLAS, TX 75240

3. The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)
   13760 NOEL ROAD, SUITE 750, DALLAS, TX 75240

4. Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date: APRIL 22, 2003

TOM JOYNER
Name of registered agent

[signature]
Signature of registered agent

Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Geoffrey S. Connor
Secretary of State

Office of the Secretary of State

CERTIFICATE OF AMENDMENT OF

REACH Media, Inc.
800027182

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of amendment for the above named entity have been received in this office and have been found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law hereby issues this Certificate of Amendment.

Dated: 11/05/2004
Effective: 11/05/2004

Geoffrey S. Connor
Secretary of State

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
REACH MEDIA, INC.

These Articles of Amendment by Reach Media, Inc., the undersigned corporation (hereinafter referred to as the "***Company***") is submitted pursuant to Article 4 of the Texas Business Corporation Act (the "***Act***"). The Company seeks to amend its Articles of Incorporation, and for this purpose states the following:

ARTICLE I.

The name of the Company is Reach Media, Inc

ARTICLE II.

Article IV of the Articles of Incorporation is amended in its entirety and shall read as follows:

The Corporation is authorized to issue One Hundred Forty-Six Million (146,000,000) shares of its capital stock, which shall be divided into Common Stock ("***Common Stock***"), Non-Voting Common Stock ("***Non-Voting Common Stock***"), and Preferred Stock ("***Preferred Stock***"). The total number of shares of Common Stock that the Corporation is authorized to issue is Twenty-Five Million (25,000,000) shares, $.0001 par value per share, the total number of shares of Non-Voting Common Stock that the Corporation is authorized to issue is One Hundred Sixteen Million (116,000,000) shares, $.0001 par value per share, and the total number of shares of Preferred Stock that the Corporation is authorized to issue is Five Million (5,000,000) shares, $1.00 par value per share. Unless specifically provided otherwise herein, the holders of such shares shall be entitled to one vote for each share held in any shareholder vote in which any such holder is entitled to participate, provided, however, that except as may otherwise be provided by law, the Non-Voting Common Stock shall be non-voting.

The board or directors may establish one or more series of unissued shares of any class of capital stock by fixing and determining the designation and preferences, limitations and relative rights, including voting rights, of the shares of any series so established and may increase or decrease the number of shares within each such series; provided, however, that the board of directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued.

ARTICLE III.

The date of the adoption of the amendment by the shareholders of the Company was November 4, 2004.

ARTICLE IV.

The amendment was approved in the manner required by the Act and the Articles of Incorporation and the Bylaws of the Company.

[*Signature page follows*]

IN WITNESS WHEREOF, Reach Media, Inc. has caused these Articles of Amendment to the Articles of Incorporation to be executed by an authorized officer this 1 day of November, 2004.

REACH MEDIA, INC.

By: [signature]
Name: Oscar Joyner
Title: President

Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Nandita Berry
Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING
OF

REACH Media, Inc.
File Number: 800027182

The undersigned, as Secretary of State of Texas, hereby certifies that the statement of change of registered agent/office for the above named entity has been received in this office and has been found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law hereby issues this Certificate of Filing.

Dated: 09/16/2014

Effective: 09/16/2014

Nandita Berry
Secretary of State

FILED
In the Office of the
Secretary of State of Texas

SEP 16 2014

Corporations Section

STATEMENT OF CHANGE
OF REGISTERED AGENT OF
REACH MEDIA, INC.

1. The name of the for-profit corporation is REACH MEDIA, INC. (the "Corporation"). The Corporation's filing number with the Texas Secretary of State is 800027182.
2. The street address of the Corporation's registered office, as presently shown in the records of the Texas Secretary of State, is:

   13760 Noel Road, Suite 750
   Dallas, Texas 75240
3. The street address of the registered office will not change.
4. The name of the Corporation's registered agent, as presently shown in the records of the Texas Secretary of State, is Tom Joyner.
5. The name of the Corporation's new registered agent is Gary Bond.
6. The street address of the Corporation's registered office and the street address of the new registered agent's business are the same.
7. The change specified in this statement has been authorized by the entity in the manner required by the Texas Business Organizations Code or in the manner required by the law governing the filing entity, as applicable.
8. This document will become effective on the date it is filed with the Secretary of State.
9. The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

DATED this the fifth day of September, 2014.

REACH MEDIA, INC.

By: ______________________
David Kantor
President